GAS TRANSPORTATION AGREEMENT

THIS AGREEMENT is made and entered into this 31st day of March, 2003, between Florida Public Utilities Company (“FPUC”), a Florida corporation, and the City of Lake Worth, Florida ("CITY"), a municipality.  FPUC and CITY may be referred to as “the Parties” to this Agreement.

RECITALS

WHEREAS, FPUC operates facilities for the distribution of natural gas in the State of Florida; and

WHEREAS, FPUC has constructed certain pipeline facilities (the “LW Lateral,” as defined in Article 1 below) to provide for delivery of natural gas to a power generation project under construction at CITY's power and water utility complex located on College Street in Lake Worth, Florida ("Project") pursuant to a Gas Transportation Agreement entered into between FPUC and Lake Worth Generation, LLC ("LWG"), dated July 21, 2000; and

WHEREAS, LWG was originally developing the Project, but is now unable to complete it; and

WHEREAS, CITY is negotiating with LWG and the Florida Municipal Power Agency ("FMPA") to take over and complete the Project; and

WHEREAS, as a result of the Project and related contractual arrangements and CITY's existing requirements, CITY requires transportation of natural gas from the Delivery Point on the Florida Gas Transmission ("FGT") system (as defined in Article 1 below) to the Redelivery Point (as defined in Article 1 below); and

WHEREAS, CITY has requested FPUC to: (a) receive certain quantities of natural gas for the account(s) of CITY and/or the other Project Parties from FGT; (b) transport such natural gas on the “LW Lateral”; and (c) redeliver such natural gas to the Redelivery Point (as defined in Article 1, below); and

WHEREAS, FPUC is willing to provide such transportation service through the LW Lateral in accordance with the terms hereof.

{OR600289;2}

NOW, THEREFORE, in consideration of the premises and mutual covenants and  agreements set forth herein, the Parties to this Agreement agree as follows:

ARTICLE 1

DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

 “Agreement” shall mean this contract, including the exhibits attached hereto, as the same may be amended from time to time.

 “Annual Period” shall mean any one of a succession of consecutive 12-month periods, the first of which shall begin on the Commencement Date.

“Base Term” shall have the meaning set forth in Section 2.1.

“Btu” shall mean the amount of heat required to raise the temperature of one pound of water from 59°F to 60°F at a constant pressure of 14.73 p.s.i.a.

“Commencement Date” shall mean April 1, 2003.

“Construction Cost” shall mean FPUC's undepreciated actual cost of construction of the LW Lateral as of April 1, 2003, or $4,195,557.00.

          “Cost of Service” shall mean the derivation of revenues, to be paid by CITY to FPUC through the transportation charges delineated herein, that will recover FPUC’s costs of construction, operation and maintenance of the LW Lateral and provide FPUC with the agreed upon return of the greater of the maximum overall weighted average cost of capital approved by the FPSC in the most recent FPUC natural gas rate proceeding, currently 8.77% based in part on a 12.40% return on common equity, or FPUC's maximum overall weighted average cost of capital as reported to the FPSC in FPUC's most recent year-end Consolidated Gas Division Earnings  Surveillance Report Summary ("Surveillance Report"), on its undepreciated investment in the Construction Cost at the time of calculation.  The maximum overall weighted  average cost of capital hereunder will be changed to coincide with the effective date of implementation of new base energy rates established in any new FPUC natural gas rate proceeding or annually on the anniversary of the effective date of this Agreement if the reported maximum overall weighted average cost of capital shown on the most recent year-end Surveillance Report exceeds the current maximum overall weighted average cost of capital approved in FPUC's most recent natural gas rate proceeding.  A portion of the overall weighted average cost of capital includes a cost rate for a return on common equity.  This return on common equity is equal to the midpoint set by the FPSC plus 100 basis points.  If the FPSC changes their methodology of setting the allowable return on the common equity portion from plus or minus 100 basis points around the midpoint, then the common equity portion of the return that will be used regarding the terms of this Agreement will be limited to plus 100 basis points from the common equity rate at the midpoint set by the FPSC in FPUC's most recent natural gas rate proceeding.  The transportation charges assessed by FPUC to recover the Cost of Service are identified in Section 6 of this Agreement and are developed, quantified  and shown on Exhibit A to this Agreement, which is incorporated herein by reference  as a material part of this Agreement.

“Day” shall mean FGT’s delivery gas day, currently a period of twenty-four (24) consecutive hours beginning and ending at 9:00 a.m. Central Clock Time, as defined by FGT and as may be amended by FGT from time to time in its FERC-approved tariff.

“Delivery Point” shall mean the point at which the LW Lateral is connected to the fitting on the outlet side of the FGT Facilities, installed at a location on the FGT system as shown on Exhibit B1.

“°F” shall mean degree(s) Fahrenheit.

“Facilities Charge” shall mean the fixed and declining charges described in Section 6.1.

“FERC” shall mean the Federal Energy Regulatory Commission or any successor agency having like jurisdiction.

“FGT” shall mean Florida Gas Transmission Company, a Delaware corporation, and its successors and assigns.

“FGT Facilities” shall mean tap(s) on the FGT mainline, and piping, measuring equipment, valves (including emergency shutdown valves), remote telemetry units, controllers, regulators and any other equipment necessary to interconnect the LW Lateral with FGT.

“FMPA” shall mean the Florida Municipal Power Agency.

 “Force Majeure” shall have the meaning set forth in Section 7.2.

“FPSC” shall mean the Florida Public Service Commission or any successor agency having like jurisdiction within the State of Florida.

“Gas” shall mean natural and/or residual gas in any mixture of hydrocarbons or of hydrocarbons and noncombustible gases, including odorant,  in a gaseous state, consisting essentially of methane and meeting the quality specifications which FGT requires with regard to deliveries into its system.

 “LW Lateral” shall mean the pipe, fittings, regulators, cocks, valves, vaults, vents, connectors, appliances and apparatus of every kind and nature installed by FPUC to transport Gas from the Delivery Point to the Redelivery Point, including all additions, replacements, improvements, substitutions, and increments thereto, and all related personal and/or tangible property and all real property interests necessary for the operation, maintenance and modification of such facilities, as more particularly described in Exhibit B2 hereto.

“Mcf” shall mean 1,000 Standard Cubic Feet of Gas.

“Month” shall mean a calendar month.

“Party” or “Parties” shall mean FPUC and CITY, as the case may be, and their successors and assigns.

“Project” shall mean the Gas-fired electric generation facility with a planned initial net electrical generating capacity of approximately 165 MW, and including a potential expansion phase that would increase the capacity to a total generating capacity that will not exceed the design criteria of the LW Lateral specified in Section 3.2 below, including the boilers, turbines, generators and all appurtenant structures, equipment and real property interests owned or leased by CITY or a Project Party, to be located within the CITY's power and water utility complex located on College Street in Lake Worth, Florida, as shown on Exhibit B3 hereto, as it may be expanded from time-to-time to contiguous parcels.

“Project Party” or “Project Parties” shall include CITY and the Florida Municipal Power Agency, and/or any entity that both supplies gas to and purchases electrical energy from the Project or that sells electrical energy from the Project Site, providing CITY has notified FPUC in writing that such entity is deemed a Project Party.

"Project Site" shall mean CITY's power and water utility complex located on College Street in Lake Worth, Florida, as shown on Exhibit B3, as it may be expanded from time-to-time to contiguous parcels.

“p.s.i.a.” shall mean pounds per square inch absolute.

“p.s.i.g.” shall mean pounds per square inch gauge.

“Redelivery Point” shall mean the point at which the LW Lateral is connected to CITY's fitting on the outlet flange of FPUC’s valve installed  within the CITY’s power and water utility complex located on College Street in Lake Worth, Florida, as described on Exhibit B4 hereto.

“Renewal Term” shall have the meaning set forth in Section 2.2.

“Renewal Term Charge” shall mean the charges applicable to the provision of the transportation services provided by FPUC hereunder in the event CITY elects to extend the Agreement for a period of ten years pursuant to Section 2.2.  The Renewal Term Charge shall be as provided in Section 6.8.

“Standard Cubic Foot of Gas” shall mean the amount of Gas which occupies one cubic foot of space when the Gas is at a pressure of 14.73 p.s.i.a. and a temperature of 60°F.

“Tariff” shall mean FPUC’s Natural Gas Tariff currently filed with the FPSC, as such tariff may be amended with approval of the FPSC from time to time.

ARTICLE 2

TERM

2.1 Base Term.  Subject to all other provisions, conditions, and limitations hereof, this Agreement shall be effective on the date first set forth above, and shall continue in full force and effect for a period of thirty (30) Annual Periods from the Commencement Date (the “Base Term”).

2.2 Renewal Term.  At its option, CITY may elect to extend the term of this Agreement by one period of 10 years or such other period to which the Parties may mutually agree.  With respect to such extension, CITY may exercise its right to extend by providing notice to FPUC of its election at least eighteen (18) months prior to the date on which the Base Term is scheduled to terminate.  If CITY elects to extend the agreement pursuant to this section, during said extension CITY shall pay FPUC the Renewal Term Charge as provided in Section 6.8.

2.3 Early Termination.  Notwithstanding the foregoing:

     A.  CITY shall have the right to terminate this Agreement upon one (1) years’ prior notice to FPUC in the event CITY permanently discontinues the development and/or operation of the Project in its sole discretion.  Upon such termination, CITY shall pay to FPUC, within thirty (30) days from the date of termination, FPUC's remaining undepreciated investment in the Construction Cost.  In addition and at the same time, CITY shall pay FPUC's actual cost for abandonment of the LW Lateral  if FPUC notifies CITY, prior to the date of termination, of FPUC's intent to abandon the LW Lateral following the termination.  If FPUC does not abandon the LW Lateral within one (1) year from the date of termination, FPUC shall return to CITY, within thirty (30) days from the first anniversary of the date of termination, the amount paid by CITY for the cost of abandonment.

     B. City shall have the right to terminate this Agreement upon thirty (30) days' prior notice to FPUC in the event FPUC experiences an event of force majeure that continues for a period of six months or more.  Absent agreement by the Parties otherwise, upon such termination, City shall have no further obligation to make the payments delineated in Article 6 and the Parties shall have no further obligations under this Agreement.

ARTICLE 3

PIPELINE FACILITIES

3.1 Dedication of Service.  In order to provide service under this Agreement FPUC has constructed the LW Lateral.   Unless expressly authorized in writing by CITY, the LW Lateral shall be dedicated solely to the purpose of providing transportation services under this Agreement to CITY and to the other Project Parties.  In implementing the Project, CITY may act as the agent for other Project Parties who require transportation service through the LW Lateral from the Delivery Point to the Redelivery Point, provided CITY promptly notifies FPUC of any such agency and CITY continues to be directly responsible (except in the event of an assignment permitted herein) for the payment of all charges for transportation service and for providing any security required by the terms of this Agreement.  FPUC represents that it has obtained all necessary permits, rights-of-way and any other authorizations required to construct, operate and maintain the LW Lateral.

3.2 Capacity.  The LW Lateral shall be operated and maintained so as to not exceed a maximum allowable operating pressure (“MAOP”) of 975 p.s.i.g., and shall have the capability of transporting at least 4,070 Mcf  per hour to the Redelivery Point at a minimum pressure of 450 p.s.i.g.  CITY shall be entitled to receive transportation service equal to the total capacity of the LW Lateral, subject to the terms and conditions herein.  For the initial phase of the Project, CITY shall require up to 2,427 Mcf per hour at the Redelivery Point at a minimum pressure of 450 p.s.i.g.  CITY shall provide advance notice of no less than one hundred eighty (180) days prior to exceeding 2,427 Mcf   per hour.

3.3 Ownership.  The LW Lateral is owned, operated and maintained by FPUC, and shall remain the property of FPUC upon termination or expiration of this Agreement.

3.4 Compliance With Applicable Law.   FPUC shall operate and maintain the LW Lateral in accordance with applicable federal, state and local laws, rules, ordinances and regulations, including, without limitation, any environmental laws, rules, ordinances or regulations.

3.5 Pipeline Relocation.    In the event relocation of all or a part of the LW Lateral is sought by a governmental entity, an owner of property for which FPUC holds a permit, license, right-of-way or an easement, a licensor, FGT, or similarly situated entity, FPUC shall take all reasonably available measures to avoid the necessity of relocation.  In addition, FPUC shall promptly notify CITY of the possibility of relocation so that CITY may assist in efforts to avoid the relocation and otherwise act to protect its interests in a timely manner.

If relocation is required, CITY shall be responsible to reimburse FPUC for the actual costs of  relocating the LW Lateral, less any costs paid by third parties, but only if FPUC has exhausted all reasonable measures available to FPUC to avoid such relocation requirement and only if  the requirement  of  relocation  is not due to the fault, negligence or discretion of FPUC.  CITY understands that during a required relocation FPUC may not be able to flow gas to the Project through the LW Lateral.  FPUC shall use all reasonably available means to minimize any interruption of flow through the LW Lateral during relocation.  FPUC shall work diligently and cooperatively with CITY to find other means of flowing gas to the Project in that event.  During any relocation CITY shall continue to be obligated to make the payments delineated in Article 6.

If FPUC identifies an action on its part which could obviate, in whole or in part, the necessity of relocation, but which would require FPUC to incur costs to implement, FPUC shall promptly notify CITY of the proposed action and the cost that FPUC would incur to implement the action.  If CITY directs FPUC to undertake the measure, FPUC shall do so, and CITY shall reimburse FPUC for the related costs.

If the costs of a required relocation or of avoiding relocation are projected to exceed $50,000, the Parties will coordinate a reasonable payment schedule such that FPUC is paid prior to incurring the cost.

ARTICLE 4

TRANSPORTATION OF GAS

4.1 CITY’s Responsibility.  CITY, or the other Project Parties, or their authorized representatives, shall make all necessary arrangements with other parties for transportation of Gas to the Delivery Point to be redelivered by FPUC to the Redelivery Point at the Project site.  FPUC shall have no responsibility under this Agreement for obtaining pipeline capacity on FGT’s system or for transportation of gas prior to receipt of such Gas from FGT at the Delivery Point.

4.2 Quantities of Gas.  FPUC shall receive from FGT at the Delivery Point daily quantities of Gas, specified in Section 3.2 of this Agreement and as nominated by CITY, other Project Parties , or their agents, and shall redeliver such quantities of Gas to CITY or the other Project Parties at the Redelivery Point.  FPUC shall be under no obligation and shall have no responsibility to redeliver quantities of Gas on any Day greater than or less than the quantities received from FGT at the Delivery Point on such Day.  In the event of a dispute regarding the quantities of Gas received and/or redelivered under this Section 4.2, the Parties agree to use the meter  installed by FGT at the Delivery Point and generally accepted natural gas utility practices to determine the quantities received and/or redelivered hereunder.  CITY may, at its option and expense, install, operate and maintain one or more check meters downstream of  the Redelivery Point to check the FGT meter at the Delivery Point.  Such check meters may be used for the purposes of verifying the FGT measurement of gas as between FGT and CITY or other Project Parties, but shall not be used to determine the actual quantities of Gas received and/or redelivered under this Agreement.

4.3 Interruption of Service.  FPUC shall provide “Firm” quality transportation service to CITY, and the other Project Parties, at all times, excepting only (1) events of Force Majeure; (2) interruptions as necessary to avoid unsafe situations; and (3) required relocations, as provided in Section 3.5.  An exercise by FPUC of the right to terminate service in the event of default by CITY and failure to cure shall not constitute an interruption of service within the meaning of this subsection.

4.4 Delivery Pressure.  FPUC shall contract with FGT on terms and conditions that obligate FGT to guarantee a minimum pressure at the Delivery Point of 525 p.s.i.g., at a pressure no greater than 625 p.s.i.g., or at such lower pressure that enables FPUC to operate the LW Lateral  so as to deliver the Gas to the Redelivery Point at a pressure of no less than 450 p.s.i.g.  CITY shall be responsible for installing and maintaining: (a) regulators at the Redelivery Point to reduce the pressure to that of the Project’s requirements; and (b) over-pressure protection devices to protect CITY’s facilities downstream of the Redelivery Point in the event of a delivery pressure up to the MAOP of 975 p.s.i.g.

4.5 No Treatment of Gas. FPUC shall not compress, heat, scrub, strip, or treat gas tendered from FGT, with the exception of providing additional odorization prior to delivery to the Project site.

4.6 Shrinkage.  There shall be no shrinkage in the quantity of natural gas received from FGT and delivered to the Project.  Measurement of quantities delivered shall be based on the measurement data provided by FGT.

4.7 Nominations.  It shall be the responsibility of CITY and/or the other Project Parties to nominate expected natural gas quantities for each day directly to FGT.  CITY and/or the other Project Parties shall notify FPUC in writing if they authorize a third party to exercise such function.  Said entities shall follow FGT’s rules and regulations for the purpose of providing nominations.  Intra-day changes in scheduled quantities shall be allowed to the extent permitted by FGT.  During the term of this Agreement, CITY or another Project Party, or their nominee, shall be the Delivery Point Operator, subject to the approval of FGT.  The Delivery Point Operator shall be responsible for meeting FGT's scheduling obligations, and shall be responsible for any imbalance between quantities scheduled and quantities delivered, and any charges or penalties connected therewith.  CITY, the other Project Parties, and/or their authorized representatives, shall promptly notify FPUC of daily nominations and any changes thereto via facsimile or by such other means as may be agreed to by the Parties.  Upon request of  FPUC following termination of this Agreement, CITY or the Delivery Point Operator designated by CITY shall cooperate with FPUC in good faith to achieve, to the extent possible,  an assignment of the Delivery Point Operator agreement to FPUC.

4.8 Resale Prohibited.  Natural gas transported through the LW Lateral shall be used solely at the Project Site by CITY or the other Project Parties, and shall not be offered for resale to any third party.

4.9 Security.  In the event the rating of the long-term senior debt of the CITY's Water and Electric Utility or, in the absence of such long-term senior debt, the rating of the credit quality of the CITY's Water and Electric Utility, falls below BBB+ as determined by Standard & Poor's Ratings Services, a division of McGraw Hill Companies, or the CITY's Water and Electric Utility fails to have any rated long-term senior debt or rating of its credit quality for a period in excess of ninety (90) days, CITY shall provide to FPUC an irrevocable Letter of Credit (“LC”), in a form substantially similar  to Exhibit C, issued by a bank or institution reasonably acceptable to FPUC.  CITY shall notify FPUC, within fifteen (15) days of the date CITY discovers that its credit rating has fallen below a Standard & Poors' rating of BBB+ or CITY's Water and Electric Utility fails to have any rated long-term senior debt or rating of its credit quality for a period in excess of ninety (90) days.  Within sixty (60) days of such notice, CITY shall deliver the LC to FPUC.  The initial amount of the LC shall be FPUC's remaining undepreciated investment in the Construction Cost, plus the amount of $37,900.  Each year on the anniversary of the Commencement Date, provided there has been no default by either Party, the amount of any required LC will be modified as follows.  The amount of the LC will be recalculated by: (a) subtracting the amount of depreciation applied to the LW Lateral during the prior annual period; and (b) increasing the original $37,900 component of the beginning LC annually by a factor of 3%, applied on a compounded  basis.  Under the provisions of any such LC, if at any time CITY thereafter terminates this Agreement, or if FPUC terminates this Agreement as the result of a default by CITY, and CITY fails to pay FPUC the amounts due FPUC from CITY upon termination, FPUC may then draw on the LC to the extent of the amount owed.  In addition, in the event the LC, if required, is not renewed as required by the terms of this Agreement, FPUC may draw on the LC.  In the event the LC is drawn by FPUC as a result of CITY’s failure to renew on a timely basis, CITY shall have sixty (60) days following receipt of written notice from FPUC within which to replace the LC.  If CITY replaces the LC as provided above, FPUC shall promptly thereafter refund to CITY the amount drawn by FPUC.  CITY’s replacement of the original LC as provided above shall cure CITY’s failure to renew the required LC and this Agreement will continue in accordance with its terms.  CITY's obligation to provide the LC shall be terminated at such time that the rating of the long-term senior debt of the CITY's Water and Electric Utility or, in the absence of such long-term senior debt, the rating of the credit quality of the CITY's Water and Electric Utility, is raised to BBB+ or better, as determined by Standard & Poor's Ratings Services, a division of McGraw Hill Companies or this Agreement terminates during the time an LC is in place and all payments required to be made by CITY to FPUC upon termination have been made.

ARTICLE 5

TITLE, CONTROL AND INDEMNIFICATION

5.1 Good and Merchantable Title to Gas.  CITY warrants that it and/or the other Project Parties for the purposes of this Agreement will hold good and merchantable title to all Gas delivered to FPUC by FGT for their respective accounts at the Delivery Point.

A.  CITY shall, to the extent permitted by law, indemnify FPUC and save it harmless from all suits, actions, debts, accounts, damages, costs including reasonable attorney’s and paralegals' fees and costs (including those incurred in any appeal), losses, and expenses arising out of the adverse claim of any person or persons to said Gas, or title thereto, for any royalties, taxes, licenses, fees or charges which are applicable prior to the time of delivery of said Gas to FPUC and after redelivery by FPUC to the Redelivery Point.

B.  FPUC shall indemnify CITY and save it harmless from all suits, actions, debts, accounts, damages, costs, including reasonable attorney’s and paralegals' fees and costs (including those incurred in any appeal), losses, and expenses arising out of the adverse claim of any person or persons to said Gas, or title thereto, for any royalties, taxes, licenses, fees or charges which are applicable while said Gas is in FPUC’s possession and control prior to the time of redelivery of said Gas by FPUC to the Redelivery Point.

5.2 Control.  FPUC shall be deemed to be in control and possession of the Gas to be transported by it upon delivery of such Gas at the Delivery Point and until it shall have been redelivered to CITY and/or the other Project Parties at the Redelivery Point; and CITY and each other Project Party receiving such Gas shall be deemed to be in control and possession of its respective Gas upon receipt by the Delivery Point Operator designated by CITY prior to such delivery to FPUC and after such redelivery by FPUC at the Redelivery Point.   Each Party, while deemed to be in control and possession of such Gas, shall be responsible for, and shall indemnify, to the extent permitted by law, and hold the other harmless from, any and all claims, actions, suits, including attorney’s and paralegals' fees and costs (including those incurred in any appeal), arising out of or relating in any way to custody and control of such Gas.

ARTICLE 6

TRANSPORTATION CHARGES

6.1 Facilities Charge.  The following charges are assessed for the transportation service provided by FPUC under this Agreement, as set forth in greater detail in pages 2-5 of  Exhibit A to this Agreement.  Beginning on the Commencement Date and on the first day of each month thereafter during the Base Term, CITY shall pay FPUC a Facilities Charge consisting of “fixed” and “declining" components.  The “fixed” component of $22,792.58 per month,  as such amount may be adjusted pursuant to Section 6.4, Section 6.7 or Section 6.9, shall compensate FPUC for depreciation expenses, property taxes, and other taxes associated with the construction and ownership of the LW Lateral.  The “declining” component per month of the Facilities Charge shall be one twelfth of  the annual amount shown in the schedule of charges contained in Exhibit A, page 7 (initially $39,824.42 per month), as such amount may be adjusted pursuant to Section 6.4, Section 6.7, or Section 6.9.

6.2 Charges for Transportation Service.  The Facilities Charge includes only FPUC’s charges for transportation service associated with Gas transported and redelivered under this Agreement and does not include any charges for transportation service by FGT or any other entity transporting Gas prior to delivery to FPUC at the Delivery Point.

6.3 FGT Facilities Paid by FPUC.  The Facilities Charge includes $1,225,913.84, representing the cost of  the FGT Facilities paid for by FPUC.

6.4  Fixed and Declining Components.  The beginning levels of the fixed and declining components of the Facilities Charges have been calculated on the basis of the Construction Cost.  The Construction Cost includes financing costs and construction interest.

6.5 Operations and Maintenance Charge.  CITY shall pay FPUC each month an "Operations and Maintenance Charge" designed to compensate FPUC for the annual costs of operating and maintaining the LW Lateral.  The details of the Operations and Maintenance Charge are delineated on page 4 of Exhibit A.  The beginning Operations and Maintenance Charge shall be $3,316.92 monthly.  There shall be an annual adjustment in the Operations and Maintenance Charge based on the ratio of the published annual United States Department of Labor Bureau of Labor Statistics CPI-All Urban Consumers (Series ID CUUR0000SA0) for the year immediately prior to such adjustment compared to the CPI-All Urban Consumers (Series ID CUUR0000SAO) published for the year immediately preceding the year prior to the year the annual adjustment to the Operations and Maintenance Charge is made.  This ratio shall be multiplied by the Operations and Maintenance Charge developed and used for the year immediately preceding the year in which the annual adjustment is made.  If actions by CITY or another Project Party necessitate an increase in the operating hours of FPUC’s Gas Supply Department for the purpose of providing service under this Agreement, such increased cost will be billed to CITY in addition to the Operations and Maintenance Charge and paid by CITY monthly.

The Operations and Maintenance Charge includes the current cost of maintaining a license to cross the CSX Railroad  right-of-way.  To the extent right-of-way costs and related  fees imposed by any municipalities traversed by the LW Lateral or by owners of the property for which FPUC holds permits, licenses, easements or rights-of-way related to the LW Lateral total in excess of $2,500 per year, as adjusted in the preceding paragraph, such fees in excess of $2,500 shall be added to the Operations and Maintenance Charge.

CITY shall provide to FPUC an easement on the CITY’s power and water utility complex located on College Street in Lake Worth, Florida, providing for construction, operation, and maintenance of the LW Lateral on such site.

6.6 Odorant Cost.  In addition to the Operations and Maintenance Charge, CITY shall pay to FPUC the actual delivered cost, plus twenty-five percent (25%), of odorant for the LW Lateral, which shall be an add on to the Operations and Maintenance Charge.  FPUC shall invoice CITY for said odorant cost after each delivery.  Payment shall be due within twenty (20) days of the date of invoice.  The provisions of Section 6.13 of this Agreement pertaining to late payments shall be applicable to any instance in which CITY fails to pay the odorant cost as specified in this Section 6.6.

6.7 Effect of change in law.  If a change in law, or a change in regulations having the force of law, requires FPUC to purchase and install new or additional facilities or equipment for compliance or to incur additional direct costs of operating the LW Lateral beyond those included in the Cost of Service, CITY shall be responsible for bearing the cost of FPUC’s compliance with such requirement.  FPUC shall be responsible for employing good utility practices and other reasonably available means for minimizing the cost of compliance.

6.8 Renewal Term Charge.  If CITY decides to exercise its right to renew this Agreement for a Renewal Term, it shall notify FPUC in writing of its election to renew at least eighteen (18) months prior to the expiration of the Base Term.  Upon delivery by CITY of notice of its decision to renew, the Parties shall negotiate in good faith the charges for transportation service that will apply during the Renewal Term.  In such negotiations the Parties shall take into account: (a) the condition of the LW Lateral, and any improvements and/or repairs needed to enable FPUC to continue to provide service under the Agreement; (b) the level of operations and maintenance expense necessary to operate and maintain the LW Lateral during the Renewal Term; and (c) the level of margin above actual operations and maintenance expense that would provide a fair and reasonable benefit to FPUC and FPUC’s other customers; and other relevant considerations.  If the Parties fail to agree to the charges that will be applicable to the Renewal Term within 60 days of the receipt by FPUC of CITY’s notice of the decision to renew, the Parties shall submit the matter to the FPSC or, if applicable, a successor agency having similar regulatory jurisdiction over the transportation of natural gas as provided under this Agreement, for resolution.  If no governmental agency has such jurisdiction over the transportation of natural gas as provided under this Agreement at the time the Agreement is renewed, the Parties shall submit the matter to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.  In the event the rates applicable to the Renewal Term are undetermined at the time the Renewal Term begins, FPUC shall continue to provide transportation service under the Agreement and CITY shall pay the charges in effect at the time the Base Term expired on an interim basis.  Once the Renewal Term charges have been determined, they shall, to the extent allowed by law, relate back to the beginning of the Renewal Term and the interim charges shall be trued up accordingly.

6.9 Taxes.  If, during the term of this Agreement, the Federal Government, or any State, municipality or subdivision of such State, should modify any present tax or fees or levy any additional tax or fees relating to the transportation service provided by FPUC under this Agreement, any such modified or additional tax or fees directly attributable to such service and actually paid by FPUC shall be an adjustment to the fixed component of the Facilities Charge, and in such event FPUC shall provide to CITY supporting documentation with any bill or statement.

6.10 No Further Adjustment.  Except for the specific adjustment factors and items delineated herein, FPUC and CITY shall not seek to adjust the Facilities Charge or the Operations and Maintenance Charge during the Base Term.  If another party seeks to modify either charge, FPUC and CITY shall support the rates agreed to herein by demonstrating the appropriateness of the rates in light of: (a) the cost of service analysis on which the Facilities Charge is based; (b) the benefits of this transaction derived by other customers of FPUC; and (c) other relevant considerations supporting the concept and level of the contract rates agreed to by the Parties.

6.11 FERC Order No. 636 Transition Costs.  CITY shall not be liable under this Agreement for any costs directly or indirectly associated with FGT’s compliance with FERC Order No. 636 (57 Fed. Reg. 13,267 (April 16, 1992), III FERC Stats. And Regs.  ¶ 30,939(1992)), which are incurred by or allocated to FPUC under FPUC’s service agreements with FGT, and FPUC shall take no affirmative action seeking to impose upon CITY under this Agreement any Order No. 636 - related charges which are incurred by or allocated to FPUC under its service agreements with FGT.

6.12 Information for Audit. CITY shall have the right to review and audit, during normal business hours on reasonable prior notice and at its own expense, FPUC’s records relating to the Construction Cost and any increase in costs on which FPUC exercises the right to modify the Facilities Charge or the Operation and Maintenance Charge pursuant to adjustments contemplated by this Article.

6.13 Method of Payment.  CITY shall pay the charges assessed for transportation service as provided in this Article by no later than the fifteenth (15th) day of the month immediately succeeding the month for which such charges are assessed ("Due Date").  In the event payment is not received by FPUC by the Due Date, FPUC shall be entitled to assess a late payment charge of one and one-half percent (1.5%) per month, or the maximum interest rate allowable by law, whichever is greater, for each day thereafter until payment is received by FPUC.  The failure by CITY to make a payment required hereunder within thirty (30) days of the Due Date shall be considered a material breach by CITY of this Agreement and FPUC shall thereafter be entitled to terminate transportation service to CITY under this Agreement until such payment has been received by FPUC.  FPUC shall have no liability to CITY for any losses or damages suffered by CITY as a result of such termination of service and CITY shall indemnify, to the extent permitted by law, FPUC and save it harmless from all suits, actions debts, accounts, damages, costs, including reasonable attorneys' and paralegals' fees and costs (including those incurred in any appeal), losses, and expenses resulting in any way from such termination of service.  ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, THE OBLIGATION OF THE CITY TO PAY ANY AMOUNTS REQUIRED PURSUANT TO THIS ARTICLE OR OTHERWISE UNDER THIS AGREEMENT SHALL CONSTITUTE A REVENUE OBLIGATION OF CITY PAYABLE SOLELY FROM REVENUES OF CITY’S WATER AND ELECTRIC UTILITY SYSTEM AND SHALL NOT IN ANY WAY BE CONSTRUED TO BE A DEBT OF CITY IN CONTRAVENTION OF APPLICABLE CONSTITUTIONAL, STATUTORY OR CHARTER LIMITATIONS OR REQUIREMENTS CONCERNING THE CREATION OF INDEBTEDNESS OF CITY.

ARTICLE 7

FORCE MAJEURE

7.1 Suspension of Performance.  In the event FPUC or CITY are rendered unable wholly or in part by Force Majeure to carry out their respective obligations under this Agreement, other than to make payments due hereunder, it is agreed that on such Party giving notice and full particulars of such Force Majeure to the other Party as soon as possible after the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused but for no longer period, and such cause shall as far as possible be remedied with all reasonable dispatch.  If an event of Force Majeure occurs, in addition to pursuing a remedy to the cause of the event, the Party experiencing the event of Force Majeure shall use its best efforts to avoid or mitigate any adverse impacts associated with the event of Force Majeure.  Such efforts shall include, but shall not be limited to, exploring an alternative means of transporting gas.

7.2 Definition.  The term “Force Majeure”, as employed herein, shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, hurricanes, lightning, earthquakes, fires, storms of unusual magnitude, floods greater than the recorded 25-year flood, washouts, arrests and restraints of government and people, civil disturbances, explosions, breakage or freezing of or accidents to the Pipeline Facilities, and any other cause, whether of the kind herein enumerated or otherwise, not within the control of the Party claiming suspension and which by the exercise of due diligence such Party is unable to prevent or overcome; such term shall likewise include: (a) in those instances where either Party is required to maintain, or, in the event of a required relocation of all or a portion of the LW Lateral, to obtain servitude, rights of way grants, permits, or licenses to enable such Party to fulfill its obligations hereunder, the inability of such Party to maintain or acquire, or the delays on the part of such Party in maintaining or acquiring, at reasonable cost and after the exercise of due diligence, such servitudes, rights of way grants, permits, or licenses; and (b) in those instances where either Party is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure grants or permissions from any governmental agency to enable such Party to acquire, or the delays on the part of such Party in acquiring, at reasonable cost and after the exercise of due diligence, such materials and supplies, permits and permissions.

7.3 Settlement of Strikes.  It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts when such course is inadvisable in the discretion of the Party having the difficulty.

ARTICLE 8

AGREEMENT TO COOPERATE IN THE

EVENT OF COMPETITIVE ALTERNATIVE

In the event an additional interstate pipeline is built in the vicinity of the Project Site, and CITY requests an interconnection with the alternative interstate pipeline, FPUC shall cooperate with CITY in the evaluation of the construction of a lateral to the alternative pipeline.  If requested by CITY, FPUC shall negotiate an agreement with CITY in good faith for the construction of such a lateral and the transportation of gas from a delivery point on the alternative interstate pipeline to a redelivery point at the Project site on terms substantially similar to those of this Agreement.  The development of an alternative lateral shall not affect the obligation of CITY to pay for the LW Lateral pursuant to Article 6 and the other relevant provisions of this Agreement.

ARTICLE 9

CONDITIONS PRECEDENT

The only condition precedent to this Agreement shall be the approval of this Agreement by a final order of the FPSC.  CITY shall join and support FPUC's petition seeking approval by the FPSC of this Agreement and, in that proceeding, shall not assert any objection to the Cost of Service as defined above.  FPUC and CITY shall  be bound by any modification to the Cost of Service that is imposed by FPSC in its final order, including any appeal therefrom, as a condition to its approval of the new Transportation Agreement.  CITY may be supported or represented before the FPSC by its counsel or counsel for any Project Party.

ARTICLE 10

MISCELLANEOUS

10.1 Notice and Service.  All notices, consents or approvals required or permitted to be given hereunder shall be in writing and shall be deemed given to a Party at its address set forth below, or to such other address as any Party may designate from time to time by notice to the other Party given in accordance herewith: (a) upon delivery in person; (b) on the third (3rd) business day after mailing by registered or certified mail, postage prepaid; (c) on the next business day after timely delivery to an overnight common carrier service, service fee payable by the sending Party, for next-day delivery; or (d) on the date of facsimile transmission by telephone line provided such transmission is followed by delivery of a copy of such notice within twenty-four (24) hours pursuant to clauses (a) or (c):

CITY:

Utilities Director

City of Lake Worth

1900 Second Avenue North

Lake Worth, FL  33461

Fax # 561-586-1202

With copy to:

Director of Engineering

Florida Municipal Power Agency

8553 Commodity Circle

Orlando, FL  32819-9002

Fax # 407-355-5794

FPUC:

Director of South Florida Division

Florida Public Utilities Company

401 South Dixie Highway

West Palm Beach, FL 33401

General Fax #561-833-8562

Gas Supply Fax # 561-838-1713

or such other address or fax numbers as such Party may hereafter specify for the purposes by notice to the other Party.

10.2 Captions.  The captions in this Agreement are for the convenience of the Parties in identifications of the provisions hereof and are not intended to be inclusive, definitive or to affect the meaning, content or scope of this Agreement.

10.3 Assignment.  This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties.  The respective rights and obligations of either Party hereto shall not be assignable without the consent of the other Party, and such consent shall not be unreasonably withheld.  In the event CITY seeks FPUC's approval to such an assignment, FPUC may require the assignee to provide security in the form of the Letter of Credit referenced in Section 4.9 above.  Notwithstanding the foregoing, CITY may assign this Agreement without further approval by FPUC to a Project Party provided, however, that if such assignee is FMPA, FMPA shall be subject to the security provisions to the same extent and upon the same conditions imposed on CITY in Section 4.9 above.  If the Project Party assignee is not FMPA, the Project Party assignee shall provide to FPUC, at the time of the assignment, an LC in the initial amount of FPUC's remaining undepreciated investment in the Construction Cost, plus $37,900.00.  Thereafter, each year on the anniversary of the Commencement Date, providing there has been no default by either Party, the amount of the LC will be modified as otherwise provided in Section 4.9 (a) and (b).  FPUC shall be entitled to draw on the LC as otherwise provided in Section 4.9 above.

10.4  FMPA Right to Cure.  FMPA shall have a right to cure any event of default by CITY within thirty (30) days of receipt of notice of the default given as provided in Section 10.1 of this Agreement.

10.5  FMPA Right of Assumption.  In the event CITY gives notice to FPUC of an intent to terminate this Agreement as provided herein, FMPA may assume all of the remaining obligations of CITY under this Agreement in lieu of such termination, providing FMPA gives written notice to FPUC within thirty (30) days of receipt of CITY's notice of intent to terminate and FMPA executes a binding assumption agreement, in which FMPA assumes all of CITY's remaining obligations under the Agreement within said thirty (30) day time period and in which FMPA indemnifies, to the extent permitted by law, and holds FPUC harmless from any and all claims, actions, suits, including attorneys' and paralegals' fees and costs (including those incurred in any appeal) arising out of or relating in any way to FMPA's exercise of its right of assumption provided herein.

10.6 Consents and Approvals.  Consents and approvals contemplated by this Agreement shall not be unreasonably delayed or withheld.

10.7 Governing Law.  The interpretation and performance of this Agreement shall be in accordance with the laws of the State of Florida.  The Parties agree that the appropriate venue for the filing of any judicial action shall be in the State courts for Palm Beach County, Florida.

10.8 Applicable Law.

       A.  This Agreement shall be subject to all of the rules, regulations, and orders of any duly constituted federal or state regulatory authorities having jurisdiction hereof.  The Parties shall comply at all times with all applicable federal, state, municipal, and other laws, rules, ordinances and regulations.  CITY shall furnish any information or execute any documents required by any duly constituted federal or state regulatory authority in connection with the performance of this Agreement.

     B.  In the event this Agreement or any provisions herein shall be found contrary to or in conflict with any such law, order, directive, rule or regulation, the latter shall be deemed to control, but nothing in this Agreement shall prevent either Party from contesting the validity of any such law, order, directive, rule or regulation, nor shall anything in this Agreement be construed to require either Party to waive its respective rights to assert the lack of jurisdiction of any governmental agency other than the FPSC over this Agreement or any Party thereof.  In the event of such contestation, and unless otherwise prohibited from doing so, FPUC shall continue to transport and CITY shall continue to take Gas pursuant to the terms and conditions of this Agreement.  In the event any law, order, directive, rule, or regulation shall prevent either Party from performing hereunder, then neither Party shall have any obligation to the other during the period that performance is precluded.

10.9 Legal Fees.  In connection with any legal proceeding brought to enforce the terms and conditions of this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party all costs, expenses and reasonable attorneys' and paralegals' fees incurred by said prevailing Party in such proceedings, including all costs, expenses, and reasonable attorneys' and paralegals' fees incurred on appeal, in administrative proceedings, or in any arbitration.

10.10 Filing with FPSC.  Not later than five (5) business days after execution of this Agreement by both Parties, the Parties shall file this Agreement with the FPSC for approval.

10.11 Entire Agreement.  This Agreement supersedes any and all oral or written agreements and understandings heretofore made relating to the subject matters herein and constitutes the entire agreement and understanding of the Parties relating to the subject matters herein.

10.12 Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that if such severability materially changes the economic benefits of this Agreement to either Party, the Parties shall negotiate an equitable adjustment in the provisions of this Agreement in good faith.

10.13 Survival of Obligations.  CITY’s obligation with respect to payments and any Letter of Credit required by CITY under Section 4.9 of this Agreement, and CITY’s and FPUC’s obligations with respect to indemnification under this Agreement shall survive termination or expiration of this Agreement.  CITY’s obligation with respect to any Letter of Credit required under Section 4.9 of this Agreement shall survive assignment of this Agreement until a replacement letter of credit on similar terms and conditions as the Letter of Credit is put in place by CITY’s assignee.

10.14.   Amendments.  No amendment or modification of the terms and conditions of this Agreement shall be binding on FPUC or CITY unless reduced in writing and signed by both Parties.

10.15 Counterparts.  This Agreement may be executed in counterparts, and each executed counterpart shall have the same force and effect as an original instrument.

THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first stated above.

Witness:

CITY OF LAKE WORTH

__________/s/_______________

By:

____/s/__________________

Print Name

      Rodney G. Romano, Mayor

__________/s/_______________

Print Name

Attest:

____/s/___________________

Pamela Lopez, City Clerk

WITNESS:

FLORIDA PUBLIC UTILITIES COMPANY

Name:

_________________/s/___________

Print Name

By: _______________/s/______________

________________/s/__________

Title:______________________________

Print Name

EXHIBIT A

COST OF SERVICE

EXHIBIT C

FORM OF LETTER OF CREDIT

(LETTERHEAD OF ISSUING BANK)

IRREVOCABLE LETTER OF CREDIT

NO. __________________

DATE ________________

BENEFICIARY: Florida Public Utilities Company

APPLICANT: City of Lake Worth

Dear Beneficiary:

At the request of, and for the account of the City of Lake Worth, Florida (“CITY”), we hereby establish in your favor our Irrevocable Letter of Credit No. _________ (“Letter of Credit”) whereby, subject to the terms and conditions contained herein, you hereby are irrevocably authorized to draw on us by your draft or drafts at sight, an aggregate amount not to exceed  _____________________) (the “Stated Amount”) , effective immediately and expiring on the Expiration Date (as hereinafter defined).  This Letter of Credit is established pursuant to that certain Gas Transportation Agreement, dated as of March 31, 2003, (“the Gas Transportation Agreement”) between you and CITY.

Funds under this Letter of Credit shall be available to you upon presentation to us of (i) a Sight Draft drawn on us in the form of Attachment A hereto in the amount of such demand (which shall not exceed the Stated Amount) and (ii) a Drawing Certificate in the form of Attachment B hereto executed by your authorized representative.

Presentation of any such Sight Draft and Drawing Certificate shall be made at our office located at _________________________________________, Attention: ___________________.  We hereby agree that any Sight Draft drawn under and in compliance with the terms of this Letter of Credit shall be duly honored by us upon delivery of the above-specified Drawing Certificate, if presented on or before the Expiration Date at the office specified above.  If a drawing is made by you hereunder at or prior to 3:00 p.m., Eastern Standard Time, on a Business Day, and provided that such drawing and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, on the immediately following Business Day by a transfer to your account number __________________ maintained at ___________________________ or at such other account at such other financial institution of which you notify us in writing.  As used herein, “Business Day” shall mean any day other than a Saturday, Sunday or day or which banking institutions in the States of _______________ or __________________ are authorized or required by law to close.

This Letter of Credit shall expire and shall be delivered to us for cancellation on the Expiration Date which shall be the earliest to occur of:

(a) ___(Insert expiration date of LC here)_____;

(b) the date you or your account have been paid the full Stated Amount; or

(c) the date on which we have received your certificate to the effect that you have received a substitute Letter of Credit complying with the requirements of the Gas Transportation Agreement.

The Stated Amount of this Letter of Credit shall be modified in accordance with the Gas Transportation Agreement on each anniversary of the Commencement Date to reflect (i) the revised portion of the investment after accumulated depreciation of  the LW Lateral, and (ii) the application of a factor of 3% to the amount of $37,900 on a compound basis, all as set forth and described in Section 4.8 of the Gas Transportation Agreement.  It shall automatically reduce on the date any demand for payment hereunder is honored, in an amount equal to the amount of such payment.  The Stated Amount of this Letter of Credit, once reduced, shall not be reinstated.

This Letter of Credit shall be interpreted in accordance with the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500, and any successor thereto.  This Letter of Credit shall be supplemented by the laws of the State of______________, including (except as otherwise provided herein) the Uniform Commercial Code as in effect in such State (to the extent that such laws are consistent with this Letter of Credit).  Communications with respect to this Letter of Credit shall be in writing and shall be addressed to (Issuing Bank) Attention: _____________________________, specifically referring therein to ________________________, Irrevocable Letter of Credit No.______________.

Only you or your permitted assigns under the Gas Transportation Agreement may draw upon this Letter of Credit.  Upon the payment to you and your account of the full aggregate Stated Amount specified herein, we shall be fully discharged of our obligations under this Letter of Credit.

The Letter of Credit sets forth in full the terms of our undertaking.  Reference in this Letter of Credit to other documents or instruments is for identification purposes only and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.

Very truly yours,

(Issuing Bank)

By: _______________________________________

          Authorized Signature

Attachment A to Letter of Credit

SIGHT DRAFT

Date: _____________________

TO:

(Issuing Bank)

Attention:

Reference No.:

Re: (Issuing Bank), Irrevocable Letter of Credit No. ______________.

On Sight

Pay to the order of Florida Public Utilities Company or its assign(s) in immediately available funds ___________________ U.S. Dollars (U.S. $              ) on the following business day, if this Sight Draft is presented prior to 3:00 p.m., _________________ time on the immediately preceding business day, pursuant to Irrevocable Letter of Credit No. ___________ of  ________________________, by transfer to account number at your office located at _______________________________________.

      ________________________________

By:_________________________________

      Name:

      Title:

 Attachment B to Letter of Credit

DRAWING CERTIFICATE

TO:

(Issuing Bank)

Attention:

A.

This is a Drawing Certificate under Irrevocable Letter of Credit No. ___________ (the “Letter of Credit”).

B.

I, _______________________________, an authorized representative of Florida Public Utilities Company, (the “Company”), do hereby certify to_____________ ________________________, that:

C.

In Accordance with the terms and conditions of (i) that certain Gas Transportation Agreement dated as of March 31, 2003 between the Company and CITY (the “Gas Transportation Agreement”), __________________________________ Dollars ($_____________).

D.

The amount demanded hereby represents the amount due and payable to the Company by CITY as the result of a default by CITY on its obligations under the Gas Transportation Agreement, failure to cure the default and   termination of the Agreement by FPUC pursuant to its rights under the Gas Transportation Agreement.

E.

This drawing is made pursuant to Irrevocable Letter of Credit No. __________                               issued by ____________________________ to the Company.

IN WITNESS WHEREOF, The                                                              has executed and delivered this Drawing Certificate this _______ day of _________________________, 20__.

              _______________________________

Attest:________________________

By: _____________________________

Name:________________________

Name:___________________________

Title:_________________________

Title:____________________________

{OR600289;2}